STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

6/3/2026 9:02:10 AM

Work Order Number: W2026060200889
Reference Number: 20265784943
Through Date: 6/3/2026 9:02:10 AM
Corporate Name: Verano Holdings Corp.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20265784936	Certificate Pursuant to NRS 78.209 - 06/02/2026	2

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Becky Skretta
Certificate Number: B202606036721723
You may verify this certificate
online at https://www.nvsilverflume.gov/home

Filed in the Office of	Business Number E52865562025-1
(signature) F V Aguilar	Filing Number 20265784936
Secretary of State State Of Nevada	Filed On 6/2/2026 8:29:00 AM
	Number of Pages 2

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Verano Holdings Corp. Entity or Nevada Business Identification Number (NVID): E52865562025-1
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 5,000,000,000 shares of Common Stock, par value $0.001 per share 1,000,000,000 shares of Preferred Stock, par value $0.001 per share
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 1,000,000,000 shares of Common Stock, par value $0.001 per share 1,000,000,000 shares of Preferred Stock, par value $0.001 per share
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One common share will be issued to record holders after the change for every 5 common shares outstanding immediately prior to the change.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: See attachment.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: June 11, 2026 Time: 12:01AM (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Signed by: *(signature)* 6E7ABDFA9C8A48D... Signature of Officer Chair, CEO and Pres — Title 6/1/2026 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

VERANO HOLDINGS CORP.

ATTACHMENT
TO
CERTIFICATE OF CHANGE

The Certificate of Change of Verano Holdings Corp. (the "Corporation") consists of the certifications set forth on the preceding page and the additional certification set forth on this Attachment as follows:

5. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby (cont'd):

In lieu of issuing any fractional share of Common Stock that would otherwise result from the change, the Corporation will pay, to each record stockholder otherwise entitled to such a fractional share, an amount in cash equal to the price per pre-change share of Common Stock on the trading day immediately preceding the effective date of the change, converted to U.S. dollars using the published exchange rate between U.S. dollars and Canadian dollars on the trading day immediately preceding the effective date of the change.